CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Northern Lights Fund Trust II with respect to the Beacon Tactical Risk ETF and Beacon Selective Risk ETF.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

April 13, 2023